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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2004 relating to the financial statements of Genitope Corporation, which appears in Genitope Corporation's Annual Report on Form 10-K for the year ended December 31, 2003.

PricewaterhouseCoopers LLP

San Jose, California

March 25, 2004